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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A/A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                KCS ENERGY, INC.
          (AND CERTAIN SUBSIDIARIES IDENTIFIED IN FOOTNOTE (*) BELOW)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
                  DELAWARE                                  22-2889587
(STATE OF INCORPORATION OR ORGANIZATION)        (I.R.S. EMPLOYER IDENTIFICATION NO.)
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                              379 THORNALL STREET
                               EDISON, NEW JERSEY
                                 (732) 632-1770
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

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
         TITLE OF EACH CLASS                        NAME OF EACH EXCHANGE ON WHICH
         TO BE SO REGISTERED                        EACH CLASS IS TO BE REGISTERED
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
 8 7/8% SENIOR SUBORDINATED NOTES DUE 2008             NEW YORK STOCK EXCHANGE
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         IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF DEBT SECURITIES
AND IS EFFECTIVE UPON FILING PURSUANT TO GENERAL INSTRUCTION A(c)(1), PLEASE
CHECK THE FOLLOWING BOX.        [x]

         IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF DEBT SECURITIES AND IS TO BECOME EFFECTIVE SIMULTANEOUSLY WITH THE EFFECTIVENESS OF A CONCURRENT REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 PURSUANT TO
GENERAL INSTRUCTION A(c)(2), PLEASE CHECK THE FOLLOWING BOX.     [ ]

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                     NONE.

(*)      THE FOLLOWING SUBSIDIARIES OF KCS ENERGY, INC. ARE CO-REGISTRANTS
INCORPORATED IN THE STATES AND HAVING THE I.R.S. EMPLOYER IDENTIFICATION NUMBERS INDICATED: (i) KCS RESOURCES, INC., A DELAWARE CORPORATION (76-0413320), (ii) KCS MICHIGAN RESOURCES, INC., A DELAWARE CORPORATION (76-0482274), (iii) KCS MEDALLION RESOURCES, INC., A DELAWARE CORPORATION (76-0482274), (iv) KCS ENERGY MARKETING, INC., A NEW JERSEY CORPORATION (22-2267499), (v) ENERCORP GAS MARKETING, INC., A DELAWARE CORPORATION (76-0420837), (vi) KCS PIPELINE SYSTEMS, INC., A DELAWARE CORPORATION (76-0413321), (vii) KCS ENERGY SERVICES, INC., A DELAWARE CORPORATION (76-0516389),
(viii) NATIONAL ENERDRILL CORPORATION, A NEW JERSEY CORPORATION (22-9196560),
(ix) PROLIQ, INC., A NEW JERSEY CORPORATION (22-1516527), (x) MEDALLION CALIFORNIA PROPERTIES CO., A TEXAS CORPORATION (76-0267470) AND (xi) MEDALLION GAS SERVICES, INC., AN OKLAHOMA CORPORATION (73-1385098).

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         INFORMATION REQUIRED IN REGISTRATION STATEMENT

         Item 1.  Description of Registrant's Securities to be Registered.

         This material set forth in the section captioned "Description of the Notes" in the Registrant's Amendment No. 1 to Form S-3 Registration Statement (Registration No. 333-40479) filed with the Securities and Exchange Commission on December 29, 1997 is hereby incorporated herein by reference.

         Item 2.  Exhibits.

         1.      Form of 8 7/8% Senior Subordinated Note due 2008 (included in
         Exhibit 2).

         2. Form of Indenture (filed as exhibit 4.3 to Amendment No. 1 to the Registrant's registration statement on Form S-3 (Reg. No. 333-40479) filed with the Securities and Exchange Commission on December 29, 1997, and incorporated herein by reference)
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                                   SIGNATURE


         Pursuant to Section 12 of the Securities Exchange Act of 1934, The Registrant and each of its subsidiaries has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, this 15th day of January, 1997.


                                      KCS ENERGY, INC.

                                      KCS Resources, Inc.
                                      KCS Michigan Resources, Inc.
                                      KCS Medallion Resources, Inc.
                                      KCS Energy Marketing, Inc.
                                      Enercorp Gas Marketing, Inc.
                                      KCS Pipeline Systems, Inc.
                                      KCS Energy Services, Inc.
                                      National Enerdrill Corporation
                                      Proliq, Inc.
                                      Medallion California Properties Co.
                                      Medallion Gas Services, Inc.

                                 By:  /s/ KATHRYN M. KINNAMON
                                      -----------------------
                                      Kathryn M. Kinnamon
                                      Vice President